UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2006

(Date of earliest event reported)

OLD DOMINION FREIGHT LINE, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-19582

Virginia	56-0751714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Old Dominion Way

Thomasville, North Carolina 27360

(Address of principal executive offices)

(Zip Code)

(336) 889-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2006, Old Dominion Freight Line, Inc. (the “Company”) issued $100,000,000 of privately-placed Series A Senior Notes, Tranche A (the “Tranche A Notes”) pursuant to the terms of a Note Purchase Agreement (the “Purchase Agreement”). The following description is a summary of the material terms and conditions of the Purchase Agreement. This summary is not intended to be complete, and is qualified in its entirety by reference to the Purchase Agreement included as Exhibit 4.9 to this report and incorporated herein by reference. The definition of capitalized terms in the following description, if not so defined, may be found in the Purchase Agreement.

The Company will issue $75,000,000 of privately-placed Series A Senior Notes, Tranche B (the “Tranche B Notes” and, together with the Tranche A Notes, the “Series A Notes”) pursuant to the Purchase Agreement on June 15, 2006. The Series A Notes were sold to Metropolitan Life Insurance Company, MetLife Investors Insurance Company, MetLife Investors USA Insurance Company, Jackson National Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, AXA Equitable Life Insurance Company, CUDD & Co. (as nominee for Horizon Blue Cross Blue Shield of New Jersey), J. ROMEO & CO (as nominee for MONY Life Insurance Company), The Prudential Insurance Company of America, Prudential Retirement Insurance and Annuity Company, Gateway Recovery Trust, HARE & CO. (as nominee for Genworth Life Insurance Company of New York), TURNKEYS & CO (as nominee for CUNA Mutual Insurance Society), TURNJETTY & CO (as nominee for CUMIS Insurance Society, Inc.), TURNLAUNCH & CO (as nominee for Members Life Insurance Company), TURNSPEED & CO (as nominee for CUNA Mutual Life Insurance Company), United of Omaha Life Insurance Company, BAND & Co. (as nominee for American Family Life Insurance Company), and Security Financial Life Insurance Co. (collectively, the “Purchasers”). Banc of America Securities, LLC served as the placement agent for the Company.

The Purchase Agreement may also serve as the platform for potential future private note issuances by the Company (the “Additional Notes” and, together with the Series A Notes, the “Notes”). Notes issued pursuant to the Purchase Agreement, including the Series A Notes, shall not exceed Five Hundred Million Dollars ($500,000,000).

The Series A Notes are unsecured and rank pari passu in right of repayment with the Company’s other senior unsecured indebtedness.

The Series A Notes mature on April 25, 2016. The Company will pay interest on the unpaid balance of the Series A Notes at the rate of 5.85% per annum from the date of issuance. Interest on the Series A Notes is calculated on the basis of a 360-day year of twelve 30-day months and will be payable semiannually in arrears commencing on October 25, 2006, until such principal shall have become due and payable. The Company will pay interest on any overdue principal, interest or make-whole amount from the due date thereof at the rate of 2% per annum above the rate of interest stated above for the Series A Notes.

The Company is required to make seven annual principal prepayments on the Series A Notes commencing on April 25, 2010, each such prepayment to equal $14,285,714 for the Tranche A Notes and $10,714,285 for the Tranche B Notes (or such lesser amounts as shall then be outstanding), with the entire unpaid principal amount to become due and payable at maturity. The Company may optionally prepay at any time all or part of the Series A Notes, in an amount not less than 10% of the original aggregate principal amount of the Series A Notes (or such lesser amount as required to effect a partial prepayment resulting from an offer or prepayment pursuant to a sale of assets) at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the applicable make-whole amount determined for the prepayment date with respect to such principal amount of each Series A Note then outstanding. Such optional prepayment shall be applied to each of the Series A Notes in proportion to the respective unpaid principal amounts thereof.

The Purchase Agreement contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a maximum ratio of consolidated debt to consolidated total capitalization measured only at the incurrence of additional debt (not to exceed 60%), a limitation on priority debt (not to exceed 20% of consolidated net worth) and a minimum fixed charge coverage ratio (not to be less than 1.75 to 1.00). Other covenants include, but are not limited to, limitations on liens, sale of assets, mergers and consolidations and transactions with affiliates.

The Purchase Agreement contains customary events of default, including nonpayment of principal, make-whole amount or interest; violation of covenants or other terms of the Purchase Agreement; inaccuracy of representations and warranties; certain bankruptcy events; cross-defaults to other indebtedness; material judgments; certain ERISA-related events; and the invalidity of any subsidiary guaranty, although there currently is no such guaranty in place. The Notes automatically accelerate if there is an event of default involving certain bankruptcy events. If any other event of default shall occur and be continuing, the holders of more than 50% in aggregate principal amount of the Notes then outstanding may declare the outstanding Notes to be immediately due and payable. Any holder of Notes may accelerate its Notes if the Company fails to pay (i) any principal or make-whole amount, if any, when due or (ii) interest when due subject to a five business day grace period.

The Company used the proceeds of the sale of the Tranche A Notes to refinance existing indebtedness, including paying down approximately $50,000,000 in borrowings under the Bank Credit Agreement, dated as of September 22, 2005 (the “Bank Credit Agreement”), among the Company, Wachovia Bank, National Association, Bank of America, N.A. and Branch Banking and Trust Company, and will use the remainder for planned capital expenditures and general corporate purposes.

As part of the financing, the Company entered into a First Amendment, dated as of April 21, 2006, to the Bank Credit Agreement (the “First Amendment”). The First Amendment amends Company covenants contained in the Bank Credit Agreement concerning debt limitations to permit the incurrence of debt under the Series A Notes.

The Company has normal banking relationships with the lenders under the Bank Credit Agreement, Wachovia Bank, National Association, Branch Banking and Trust Company and Bank of America, N.A. The Company has previously engaged BB&T Capital Markets, a division of Scott & Stringfellow, Inc. and an affiliate of Branch Banking and Trust Company, to serve as a member of the underwriting syndicate with respect to an underwritten offering of the Company’s securities. Banc of America Securities, LLC, an affiliate of Bank of America, N.A., served as the placement agent for the Company in connection with the execution of the Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.8.1	First Amendment to the Bank Credit Agreement among Old Dominion Freight Line, Inc., the Lenders named therein and Wachovia Bank, National Association as Agent, dated April 21, 2006.

4.9	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A, dated April 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ John P. Booker, III
John P. Booker, III
Vice President – Controller (Principal Accounting Officer)

Date: May 1, 2006

EXHIBIT INDEX

TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

4.8.1	First Amendment to the Bank Credit Agreement among Old Dominion Freight Line, Inc., the Lenders named therein and Wachovia Bank, National Association as Agent, dated April 21, 2006.

4.9	Note Purchase Agreement among Old Dominion Freight Line, Inc. and the Purchasers set forth in Schedule A, dated April 25, 2006.